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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF THE COLUMBIA ENERGY GROUP
                             as of December 31, 1998


                                                                    State of
        Segment / Subsidiary                                      Incorporation
        --------------------                                      -------------

Transmission and Storage Operations
   Columbia Gas Transmission Corporation                           Delaware
   Columbia Gulf Transmission Company                              Delaware
   Columbia Pipeline Corporation                                   Delaware

Distribution Operations
   Columbia Gas of Kentucky, Inc.                                  Kentucky
   Columbia Gas of Maryland, Inc.                                  Delaware
   Columbia Gas of Ohio, Inc.                                      Ohio
   Columbia Gas of Pennsylvania, Inc.                              Pennsylvania
   Columbia Gas of Virginia, Inc.                                  Virginia

Exploration and Production Operations
   Columbia Energy Resources, Inc.                                 Texas

Marketing Operations
   Columbia Energy Services Corporation                            Kentucky

Propane, Power Generation and LNG Operations
   Columbia LNG Corporation                                        Delaware
   Columbia Atlantic Trading Corporation                           Delaware
   Columbia Propane Corporation                                    Delaware
   Columbia Electric Corporation                                   Delaware
   Columbia Energy Group Capital Corporation                       Delaware

Corporate
   Columbia Energy Group Service Corporation                       Delaware
   Columbia Insurance Corporation, Ltd                             Bermuda
   Columbia Network Services Corporation                           Delaware